Exhibit 99.4

MARKETING MATERIALS

prepared for:

Magyar Bank

2ND STEP CONVERSION

March 2021

Magyar Bank

Second Step Conversion Transaction

Marketing Materials

TABLE OF CONTENTS

These documents (non-typeset) are included behind this table of contents. All other documents (typeset) are included in the accompanying email enclosure.

LETTERS

Subscription and Community Offering Stock Order Acknowledgment Letter

Final Reminder Proxygram (if needed)

ADVERTISEMENTS/SIGNS

Branch Lobby Poster – Vote

Branch Lobby Poster – Buy (Optional)

Final Branch Lobby Poster (if needed)

Bank Statement Enclosure - Vote Reminder Slip (Optional)

Bank Website Vote Reminder Notice (Optional)

Bank Website Voting Link (Optional)

Email Vote Reminder (Optional)

Recorded Message to High Vote Customers

Tombstone Newspaper Advertisement (Optional)

NOTE: The above are stock offering – related documents. Upon closing the transaction, minority stockholders holding stock certificates will be mailed share exchange documents. The documents will be drafted at a later date with the Transfer Agent. (Street name beneficial owners will have automatic share exchange within their brokerage accounts.)

NOTE: Stockholders may be able to buy in a Community Offering. Their proxy statement/prospectus will inform them that they may contact the Stock Information Center if they would like a prospectus and stock order form.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Magyar Bancorp, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by Magyar Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of conversion and reorganization, as well as other conditions and limitations described in the Magyar Bancorp, Inc. Prospectus dated May __, 2021. Refer to pages ___ – ___ of the Magyar Bancorp, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully)	Other Order Information:
Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below)

Offering Category Descriptions:

SUBSCRIPTION OFFERING

•	Depositors of Magyar Bank with aggregate balances of at least $50 at the close of business on December 31, 2019;

•	Magyar Bank’s tax-qualified employee benefit plans;

•	Depositors of Magyar Bank with aggregate balances of at least $50 at the close of business on __________, 2021; and

•	Depositors of Magyar Bank at the close of business on __________, 2021.

COMMUNITY OFFERING

•	Residents in the New Jersey counties of Middlesex, Somerset, Monmouth, Hunterdon and Union;

•	Magyar Bancorp, Inc.’s existing stockholders at the close of business on __________, 2021; and

•	General Public.

Thank you for your order,

MAGYAR BANCORP, INC.

STOCK INFORMATION CENTER

1-(877) 643-8198.

FINAL REMINDER PROXYGRAM (if needed)

[Magyar Bank Letterhead]

(Depending on vote status and number of days until the special meeting of depositors, this can be mailed. It can be personalized, as shown—or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Depositor,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the plan of conversion and reorganization (the “plan of conversion”).

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE “FOR” THE PLAN OF CONVERSION.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of Laurel Hill Advisory Group, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

1- ( )    ____—____ (toll-free)

DAYS/HOURS:

Monday -    Friday

____ a.m. to ____ p.m., Eastern Time

I appreciate your participation.

Sincerely,

John S. Fitzgerald

President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

(This notice should be printed by Magyar Bank and should be placed in each branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch).

HAVE YOU VOTED YET?

We would like to remind eligible depositors to vote on our plan of conversion and reorganization (the “plan of conversion”).

✓	The conversion will not result in changes to our staff or your account relationships with Magyar Bank.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our offering.

Your board of directors recommends that you join them in voting

“FOR” the plan of conversion.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(877) 643-8198,

between 10:00 a.m. and 4:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

[Magyar Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES

_______, 2021

We are conducting an offering of shares of our common stock

UP TO 3,910,000 SHARES

COMMON STOCK

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME,

ON ________, 2021

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(877) 643-8198,

between 10:00 a.m. and 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[Magyar Bancorp, Inc. Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call Laurel Hill Advisory Group, our Independent Voting Agent, at 1-(___) -___-____ (toll-free), Monday through Friday,

____ a.m. to ____ p.m.

If you are unsure whether you voted, please call.

Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF CONVERSION AND REORGANIZATION

(THE “PLAN OF CONVERSION”).

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION.

THANK YOU!

[Magyar Bank logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card to be used to vote on our organization’s plan of conversion and reorganization. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards received. If you have questions about voting, call our Information Center, toll-free, at 1-(877) 643-8198, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time.

[Magyar Bank logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Eligible depositors as of ________, 2021 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our plan of conversion and reorganization (the “plan of conversion”).

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card. We hope that you will vote “FOR” the plan of conversion as recommended by our board of directors. If you have questions about voting, please call our Information Center, toll-free, at 1-(877) 643-8198, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time. Our Information Center is closed on bank holidays.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Eligible depositors as of ________, 2021 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our plan of conversion and reorganization. If you have not yet voted, a quick way to do so is to click on the link below. This will lead you to a confidential voting site.

CUSTOMERS VOTE HERE NOW myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card(s) in hand so that you can enter online the 12 digit control number printed on your Proxy Card(s).

STOCKHOLDERS VOTE HERE NOW ____________.com

EMAIL VOTE REMINDER – (Optional)

(Email reminder is sent after the initial mailing, but before most people will have discarded materials)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

As a Magyar Bank depositor on ________, 2021, you recently were sent a large white envelope containing proxy materials requesting your vote on our plan of conversion and reorganization (the “plan of conversion”).

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Below the Proxy Card are instructions to vote by telephone, Internet or by mail.

Without sufficient favorable votes, we cannot implement the plan of conversion. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

Do you have questions?

Please call our Information Center, toll-free, at 1-(877) 643-8198, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time.

We appreciate your participation.

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(This automatic dial message, meant to encourage eligible depositors to open offering/proxy packages, will be used one time—immediately after the initial packages are mailed)

“Hello - This is John Fitzgerald, President & Chief Executive Officer of Magyar Bank calling with a quick message. Within the next few days, you should expect to receive from us one or more packages about our conversion and offering and related materials which requests your vote on items of importance to our bank and our valued customers. Please help us by opening each package you receive and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of Magyar Bank.”

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some, not all, market areas]

MAGYAR BANCORP, INC. [LOGO]

Proposed Stock Holding Company

for Magyar Bank

UP TO 3,910,000 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Magyar Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Magyar Bancorp, Inc., without sales commission, during the offering period.

This offering expires at 2:00 p.m., Eastern Time, on ________, 2021.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(877) 643-8198,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), Magyar Bancorp, Inc. (“Magyar Bancorp”), is offering shares of common stock for sale in connection with the conversion of Magyar Bancorp, MHC from the mutual holding company to the stock holding company form of organization. Enclosed you will find a Prospectus, a Stock Order Form, a Proxy Statement, a Proxy Card and a Questions and Answers Brochure describing the proxy vote, the offering and the plan of conversion.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to undertake the conversion, we must receive the approval of our eligible depositors. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your eligible accounts at Magyar Bank. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card.

Our board of directors urges you to vote “FOR” the plan of conversion.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•

There will be no change to account numbers, interest rates or other terms of your accounts at Magyar Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same board of directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in the offering.

THE STOCK OFFERING:

As a Magyar Bank eligible depositor, you have non-transferable rights, but no obligation, to purchase shares of common stock during the Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by hand-delivery to Magyar Bank’s corporate headquarters located at 400 Somerset Street, New Brunswick, New Jersey. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on June 18, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a Magyar Bank depositor.

Sincerely,

John S. Fitzgerald

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 643-8198,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), Magyar Bancorp, Inc. (“Magyar Bancorp”), is offering shares of common stock for sale in connection with the conversion of Magyar Bancorp, MHC from the mutual holding company to the stock holding company form of organization. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of Magyar Bank at the close of business on December 31, 2019 or March 31, 2021, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by hand-delivery to Magyar Bank’s corporate headquarters located at 400 Somerset Street, New Brunswick, New Jersey. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on June 18, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Magyar Bancorp stockholder.

Sincerely,

John S. Fitzgerald

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 643-8198,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

F

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company has been retained by Magyar Bancorp, Inc. as selling agent in connection with the offering of Magyar Bancorp, Inc. common stock.

At the request of Magyar Bancorp, Inc., we are enclosing materials regarding the offering of shares of Magyar Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

D

Dear Friend:

I am pleased to tell you about an investment opportunity. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), Magyar Bancorp, Inc. (“Magyar Bancorp”), is offering shares of common stock for sale in connection with the conversion of Magyar Bancorp, MHC from the mutual holding company to the stock holding company form of organization. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Magyar Bancorp common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by hand-delivery to Magyar Bank’s corporate headquarters located at 400 Somerset Street, New Brunswick, New Jersey. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on June 18, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Magyar Bancorp stockholder.

Sincerely,

John S. Fitzgerald

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by the stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 643-8198,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

I

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU.

THEY DO NOT DUPLICATE EACH OTHER!

THANK YOU!

Questions?

Call our Information Center, toll-free, at 1-(877) 643-8198

between 10:00 a.m. and 4:00 p.m., Eastern Time,

Monday through Friday, except bank holidays.

This flyer is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions and Answers

About Our Plan of Conversion and Reorganization

This section answers questions about our conversion and offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION AND OFFERING

Our board of directors has determined that the conversion is in the best interests of Magyar Bank, our customers and the communities we serve.

Q.	WHAT ARE THE CONVERSION AND OFFERING?

A.

Under our plan of conversion and reorganization (the “plan of conversion”), Magyar Bancorp, MHC will convert from the mutual holding company to the stock holding company form of organization. Magyar Bancorp, Inc. (“Magyar Bancorp”) will offer shares of its common stock for sale to our eligible depositors and members of the public. Upon completion of the conversion, Magyar Bancorp, MHC will cease to exist and Magyar Bancorp will continue to own 100% of Magyar Bank.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND OFFERING?

A.

Our primary reasons for converting to the fully public stock form of ownership and undertaking the offering are to: enhance our regulatory capital position to support growth and build stockholder value; transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure; improve the liquidity of our shares of common stock; facilitate our stock holding company’s ability to pay dividends to our public stockholders; and facilitate future mergers and acquisitions.

Q.	IS MAGYAR BANK CONSIDERED “WELL CAPITALIZED” FOR REGULATORY PURPOSES?

A.	Yes. At December 31, 2020, Magyar Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.”

Q.	WILL CUSTOMERS NOTICE ANY CHANGE IN MAGYAR BANK’S DAY-TO-DAY ACTIVITIES AS A RESULT OF THE CONVERSION AND OFFERING?

A.

No. It will be business as usual. The conversion is an internal change to our corporate structure. There will be no change to our board of directors, management and staff as a result of the conversion. Magyar Bank will continue to operate as an independent bank.

Q.	WILL THE CONVERSION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

A.

No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

Q.	Will the conversion affect my ownership interest or voting rights in Magyar Bancorp, MHC?

A.	As a depositor of Magyar Bank you have limited ownership rights consisting of the right: (i) to subscribe for shares of common stock of Magyar Bancorp in the stock offering if you satisfy certain conditions set forth in the Plan of Conversion; and (ii) to receive your pro rata share of any remaining net assets of Magyar Bancorp, MHC, after the payment of all creditors, including depositors of Magyar Bank, in the unlikely event of a complete liquidation of Magyar Bancorp, MHC. You also have certain voting rights, including the right to vote on the Plan of Conversion. Upon completion of the conversion and stock offering, ownership rights will be limited to those depositors who have an interest in the liquidation accounts established by Magyar Bank and by Magyar Bancorp. Moreover, your voting rights as a depositor of Magyar Bank end because Magyar Bancorp, MHC will cease to exist upon completion of the conversion and stock offering. Shareholders of Magyar Bancorp will have exclusive voting rights in Magyar Bancorp.

THE PROXY VOTE

In addition to receiving all required regulatory approvals, the plan of conversion is also subject to approval by Magyar Bancorp stockholders and our eligible depositors.

Q.	WHY SHOULD I VOTE “FOR” THE PLAN OF CONVERSION?

A.

Your vote “FOR” the plan of conversion is extremely important to us. Each eligible Magyar Bank depositor as of May 3, 2021 should have received a Proxy Card attached to a Stock Order Form. These depositor’s packages also include a Proxy Statement describing the plan of conversion.

If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards that were sent to you. Our board of directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase shares of common stock during the offering.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” the plan of conversion.

Without sufficient favorable votes, we cannot complete the plan of conversion and related offering.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope.

Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Telephone and Internet voting are available 24 hours a day.

Q.	How MANY VOTES ARE AVAILABLE TO ME?

A.	Depositors at the close of business on May 3, 2021 are entitled to one vote for each $100 or fraction thereof on deposit.

However, no depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

A.

If you had more than one deposit account at the close of business on May 3, 2021, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. Please promptly vote all the Proxy Cards sent to you – they do not duplicate each other.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

A.

The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the named beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?

A.	Magyar Bancorp is offering for sale between 2,890,000 and 3,910,000 shares of common stock at $10.00 per share. No sales commission will be charged to purchasers during the offering.

Q.	WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE OFFERING?

A.

Pursuant to our plan of conversion, non-transferable rights to subscribe for shares of Magyar Bancorp common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Magyar Bank with aggregate balances of at least $50 at the close of business on December 31, 2019;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of Magyar Bank with aggregate balances of at least $50 at the close of business on March 31, 2021; and

Priority #4 — Depositors of Magyar Bank at the close of business on May 3, 2021.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given first to natural persons and trusts of natural persons residing in the New Jersey counties of Middlesex, Somerset, Monmouth, Hunterdon and Union and then to existing stockholders of Magyar Bancorp at the close of business on May 3, 2021.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Q.

I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?

A.	No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible deposit account holders’ subscription rights in the offering.

Q.	HOW MAY I BUY SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

A.

Shares can be purchased by completing an original Stock Order Form and mailing it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by mail using the Stock Order Reply Envelope provided. You may also hand deliver to Magyar Bank’s corporate headquarters located at 400 Somerset Street, New Brunswick, New Jersey. Hand delivered stock order forms will only be accepted at this location. Stock order forms may not be delivered to any other Magyar Bank office. Please do not mail Stock Order Forms to Magyar Bank.

Q.	WHAT IS THE DEADLINE FOR PURCHASING SHARES?

A.

To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on June 18, 2021. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	HOW MAY I PAY FOR THE SHARES?

A.	Payment for shares can be remitted in two ways:

(1)

By personal check, bank check or money order, made payable to Magyar Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Magyar Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from your Magyar Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Magyar Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	WILL I EARN INTEREST ON MY FUNDS?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at 0.05% per annum from the date payment is processed until the offering is completed or terminated. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Magyar Bank deposit account(s), your funds will continue to earn interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion.

Q.	ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

A.

Yes. The minimum order is 25 shares ($250). No individual, or individuals acting through a single qualifying account may purchase more than 40,000 shares ($400,000) of common stock. Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares ($500,000) of common stock in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.	MAY I USE MY MAGYAR BANK INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?

A.

You may use funds currently held in retirement accounts with Magyar Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Magyar Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the June 18, 2021 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I USE A LOAN FROM MAGYAR BANK TO PAY FOR SHARES?

A.

No. Magyar Bank by regulation, cannot extend a loan for the purchase of Magyar Bancorp common stock during the offering. Similarly, you may not use existing Magyar Bank line of credit checks to purchase stock during the offering.

Q.	MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A.

No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond August 2, 2021 or the number of shares of common stock to be sold is increased to more than 3,910,000 shares or decreased to less than 2,890,000 shares.

Q.	ARE DIRECTORS AND EXECUTIVE OFFICERS OF MAGYAR BANK PLANNING TO PURCHASE STOCK?

A.

Yes! We expect our directors and executive officers, together with their associates, to subscribe for 90,500 shares of common stock in the offering, representing 2.7%, of the shares to be sold at the midpoint of the offering range.

Q.	WILL THE STOCK BE INSURED?

A.	No. Like any common stock, Magyar Bancorp’s stock will not be insured.

Q.	WILL DIVIDENDS BE PAID ON THE STOCK?

A.

Magyar Bancorp has never paid a dividend. No decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the conversion and offering. The board’s determination of whether to declare a dividend and the amount of any such dividend is subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Q.	HOW WILL MAGYAR BANCORP SHARES BE TRADED?

A.

The existing shares of Magyar Bancorp are currently listed on the Nasdaq Global Market under the symbol “MGYR” and, upon consummation of this offering, will continue to be listed and trade on the Nasdaq Global Market under the symbol “MGYR.” Once the shares of Magyar Bancorp have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell Magyar Bancorp shares in the future

Q.	IF I PURCHASE SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS, WHEN WILL I RECEIVE MY SHARES?

A.

All shares of Magyar Bancorp common stock sold in the Subscription and Community Offerings will be issued in book entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q.	WHAT IS THE SHARE EXCHANGE?

A.

The outstanding shares of Magyar Bancorp common stock held by existing stockholders on the completion date of the conversion and offering will be exchanged for newly issued shares of Magyar Bancorp common stock. The number of shares of Magyar Bancorp common stock to be received by stockholders will depend on the number of shares sold in the offering. Although the shares of Magyar Bancorp common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement before selling your shares. Your ability to sell shares of common stock before you receive this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	HOW CAN I GET MORE INFORMATION?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) 643-8198, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE THE ENCLOSED PROXY CARD

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope or by following the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION AND

REORGANIZATION (THE “PLAN OF CONVERSION”).

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE COMMON STOCK DURING THE OFFERING. THE CONVERSION WILL CHANGE OUR FORM OF CORPORATE STRUCTURE, BUT WILL NOT RESULT IN CHANGES TO BANK STAFF, MANAGEMENT, OR YOUR DEPOSIT ACCOUNTS OR LOANS AT MAGYAR BANK. DEPOSIT

ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY

THE FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) 643-8198,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION AND

REORGANIZATION (THE “PLAN OF CONVERSION”).

Your board of directors urges you to vote “FOR” the plan of conversion.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK DURING THE OFFERING, NOR

DOES IT AFFECT YOUR MAGYAR BANK DEPOSIT

ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) 643-8198,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”).

In order to implement the plan of conversion,

we must obtain the approval of our voting depositors.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

Please note: Implementing the plan of conversion will not affect your deposit accounts or loans at Magyar Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

Voting does not obligate you to purchase common stock

during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(877) 643-8198,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG3

REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MAGYAR BANCORP, MHC

FOR A SPECIAL MEETING OF DEPOSITORS

TO BE HELD ON JUNE 30, 2021

The undersigned depositor of Magyar Bank hereby appoints                     ,                      and                     , each with full powers of substitution, as attorneys-in-fact and proxies for and in the name of the undersigned, to cast all votes to which the undersigned is entitled to cast at the Special Meeting of Depositors (the “Special Meeting”) to be held at Ellery’s, located at 701 Lincoln Boulevard, Middlesex, New Jersey 08846, on June 30, 2021, at 3:00 p.m., Eastern Time, and at any and all adjournments thereof, as follows:

(1)

The approval of the Plan of Conversion and Reorganization whereby Magyar Bancorp, MHC and Magar Bancorp, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the accompanying Proxy Statement for the Special Meeting of Depositors (the “Conversion”); and

(2)

such other business as may properly come before this Special Meeting or any adjournment thereof. Note: The Board of Directors is not aware of any other matter that may come before the Special Meeting of Depositors.

VOTING FOR APPROVAL OF THE PLAN OF REORGANIZATION WILL ALSO INCLUDE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER OF MAGYAR BANCORP, MHC INTO MAGYAR BANCORP, INC.

THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED IT WILL BE VOTED “FOR” THE PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING THE ADJOURNMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES IN THEIR BEST JUDGMENT. THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

(Continued on reverse side)

Fold and detach the above Proxy Card here

Your Board of Directors recommends that

you vote “FOR” the approval of the plan of conversion.

Your “FOR” Vote is Very Important!

NOT VOTING IS EQUIVALENT TO VOTING

AGAINST THE PLAN OF CONVERSION.

PLEASE VOTE ALL THE PROXY CARDS RECEIVED.

CONTROL NUMBER	PROXY CARD

	FOR	AGAINST

Please vote by marking one of the following boxes:

1. The approval of the Plan of Conversion and Reorganization whereby Magyar Bancorp, MHC and Magar Bancorp, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the accompanying Proxy Statement for the Special Meeting of Depositors (the “Conversion”).

Votes will be cast in accordance with this Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to Magyar Bancorp, MHC’s Secretary at said meeting of the depositor’s decision to terminate this Proxy, then the power of said attorneys-in-fact and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Depositors and a Proxy Statement for the Special Meeting of Depositors dated                     , 2021 before the execution of this Proxy.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE OR INSTEAD FOLLOW THE INSTRUCTIONS TO VOTE YOUR PROXY TODAY BY INTERNET OR TELEPHONE.

Signature: Date: , 2021

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as an attorney, executor, administrator or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

Fold and detach the above Proxy Card here

YOUR VOTE IS IMPORTANT!

NOT VOTING IS THE EQUIVALENT TO VOTING “AGAINST” THE PLAN OF CONVERSION.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

Internet and telephone voting are quick and simple ways to vote, and are available through 11:59 P.M., Eastern Time, on June 29, 2021.

VOTE BY INTERNET (available 24 hours a day)	VOTE BY TELEPHONE (available 24 hours a day)	VOTE BY MAIL

myproxyvotecounts.com

Use the Internet to vote your proxy. Have the Proxy Cards in hand when you access the web site. You will need to enter online the 12 digit Control Number in the box above. Each Proxy Card has a unique Control Number.

1-(844) 254-8899

Have your Proxy Card(s) in hand when you access the phone voting line. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

Mark, sign and date your Proxy Card and return it in the enclosed postage paid Proxy Reply Envelope.

If you vote by telephone or Internet you do NOT need to return your Proxy Card by mail.